Exhibit 99.1

Quanergy Reports Third Quarter 2022 Financial Results

Revenue of $2.3 Million Increased 104% Year-over-Year and 95% Sequentially

Full Year Bookings and Revenue Guidance Reiterated

Sunnyvale, CA – November 14, 2022 – Quanergy Systems, Inc. (OTC: QNGY) (“Quanergy” or the “Company”), a leading provider of LiDAR sensors and smart 3D solutions, today announced financial results for the three months ended September 30, 2022.

Third Quarter 2022 Highlights

•
Last 12 month bookings1 increased 154% year-over-year to $10.8 million
•
Third quarter revenue of $2.3 million, near the top end of the Company’s guidance range, and up 104% year-over-year
•
Third quarter GAAP net loss of $17.7 million compared to $19.0 million in the third quarter of 2021
•
Third quarter adjusted EBITDA loss of $12.3 million compared to $6.1 million in the third quarter of 2021, an increase driven primarily by investments to support growth and public company costs
•
Ended the third quarter with cash, cash equivalents and restricted cash of $7.1 million, which does not include proceeds from an underwritten public offering (the “Offering”) completed on November 2, 2022 and a drawdown under the Global Emerging Markets Group share subscription facility (the “GEM Facility”), each of which was completed after the end of the quarter

Liquidity and Capital Markets Activities

•
On October 3, 2022, the Company settled a drawdown under the GEM Facility which resulted in cash proceeds of $1.7 million.
•
On November 2, 2022, the Company completed the Offering, resulting in net proceeds of approximately $15.4 million after deducting underwriting discounts and commissions and offering expenses. The net proceeds of the offering will be used primarily for general corporate purposes.
•
On November 9, 2022 trading in the Company’s shares was transferred to the over-the-counter (“OTC”) market after the Company no longer met NYSE listing requirements. The Company intends to apply to have the common stock quoted on the OTCQB, a higher market tier operated by the OTC Markets Group, Inc.

“The third quarter evidenced improving demand conditions and reduced lead times which supported year-over-year growth in bookings and revenue, driven by demand from the security, smart spaces and industrial markets. We believe the demand environment and improved supply chain dynamics will continue to support our growth and scale moving forward,” said Kevin Kennedy, Chairman and CEO of Quanergy.

Third Quarter 2022 Financial Results

Revenue for the third quarter of 2022 totaled $2.3 million, compared with $1.1 million in the same period of 2021, representing year-over-year growth of 104%. The year-over-year increase was driven by strength from the security, smart spaces and industrial markets as well as improved conversion of bookings to revenue resulting from improvements in supply chain conditions.

GAAP gross profit was negative $167 thousand for the quarter, compared to positive $149 thousand in the third quarter of 2021. Excluding stock-based compensation expense, non-GAAP adjusted gross profit was $12 thousand for the quarter, compared to $165 thousand in the third quarter of 2021. Non-GAAP adjusted gross profit in the third quarter of 2022 was adversely impacted by $0.7 million of expenses related to transient material purchasing surcharges.

GAAP net loss was $17.7 million for the quarter compared to $19.0 million for the same period in 2021.

1

1Bookings are defined as non-cancellable orders expected to be delivered within 12 months of purchase order receipt.

Adjusted EBITDA loss for the third quarter of 2022 was $12.3 million compared with $6.1 million for the same period in 2021, a decrease primarily driven by increased headcount, investments to support growth and public company costs.

As of September 30, 2022, the Company had $7.1 million in cash, cash equivalents and restricted cash on its balance sheet. This amount does not include $15.4 million of net proceeds from the Offering and $1.7 million of proceeds from a drawdown under the GEM Facility – both completed after the end of the third quarter.

Net cash from operating activities was negative $11.6 million in the third quarter of 2022 compared to negative $7.6 million in the third quarter of 2021. Free cash flow was negative $11.6 million in the third quarter of 2022 compared to negative $7.6 million in the prior year period.

On October 3, 2022, the Company implemented a restructuring plan, including a reduction in staff, in order to reduce operating expenses and extend the Company’s cash runway.

Key Operational Highlights

•
Expanded security customer base with key critical infrastructure wins in data centers, power utilities, police stations, transportation authorities and international airports
•
Demonstrated continued traction in the industrial automation market with several large orders booked and new design wins secured
•
Announced QORTEX 2.3, which adds motion-based noise reduction, occlusion filter and anti-masking capabilities to the Company’s proprietary QORTEX platform
•
Partnered with Fabrinet to expand Quanergy’s global manufacturing production of LiDAR sensors
•
Continued expansion of Quanergy’s broad technology partner ecosystem including:
•
Integration of Quanergy’s M-Series sensors and QORTEX DTC 3D perception software with Hanwha’s Techwin’s video management software, Wisenet WAVE VMS, which enables advanced sensing capabilities to help reduce false alarm rates and operational costs for security
•
Advancis integration of Quanergy’s LiDAR-based solutions into WinGuard PSIM Software to provide enhanced perimeter intrusion detection and people-counting applications
•
Nx Meta selection of Quanergy’s Security and Flow Management solution to provide LiDAR integration with Network Optix

Outlook for 2022

•
Quanergy reiterates 2022 bookings guidance of $14.0 - $18.0 million, representing 121% year-over-year growth at the midpoint. The timing and number of large deals will be a key driver of the 2022 bookings results.
•
The Company reiterates full year 2022 revenue guidance of $7.0 - $9.0 million, representing 104% year-over-year growth at the midpoint.
•
The Company plans to implement additional measures to reduce its cash burn rate to be executed prior to year-end.

The Company’s expectations with respect to Q4 2022 and full year 2022 are estimated. Actual revenues for Q4 2022 and full year 2022 are subject to completion of the Company’s financial closing procedures for the period, and the actual and reported financial results for Q4 2022 and full year 2022 may materially differ. As such, the Company’s expectations with respect to Q4 2022 and full year 2022 are inherently unpredictable and actual results and outcomes could differ materially for a variety of reasons, including the factors discussed below under “Forward-Looking Statements.”

2022 Third Quarter Conference Call and Webcast

Quanergy is hosting a conference call and webcast today, November 14, 2022, beginning at 4:30 p.m. ET to discuss the Company’s third quarter 2022 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 412-317-6060 and the conference ID number is 10173300 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

About Quanergy Systems, Inc.

Quanergy’s (OTC: QNGY) mission is to create powerful, affordable smart LiDAR solutions for IoT and automotive applications to enhance people’s experiences and safety. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces and much more. Quanergy solutions are deployed by nearly 400 customers across the globe. For more information, please visit us at www.quanergy.com.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Quanergy believes the non-GAAP measures of non-GAAP adjusted gross profit, adjusted EBITDA and free cash flow are useful in evaluating its operating performance. Quanergy calculates non-GAAP adjusted gross profit as gross profit adding back stock-based compensation expense included in cost of goods sold. Quanergy calculates non-GAAP adjusted EBITDA as net loss adding back stock-based compensation expense, depreciation and amortization, interest expense and income, change in fair value of derivatives, gain on forgiveness of PPP loan and income tax provision (benefit). Quanergy believes that non-GAAP adjusted gross profit and non-GAAP adjusted EBITDA may be helpful to investors because they provide consistency and comparability with past financial performance and may be helpful in comparing with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Free cash flow is a non-GAAP financial measure. Management believes, however, that free cash flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures the Company’s ability to generate additional cash from its business operations. Quanergy defines free cash flow as cash flow from operations less capital expenditures. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of Quanergy’s performance or net cash provided by operating activities as a measure of liquidity. Therefore, Quanergy believes it is important to view free cash flow as supplemental to the entire statement of cash flows. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements, including statements regarding: the demand environment and supply chain dynamics and their impact on the growth and scale of Quanergy’s business, extension of Quanergy’s cash runway, Quanergy’s continued traction in the industrial automation market, Quanergy’s relationship with Fabrinet, the expansion of Quanergy’s technology partner ecosystem, and all information included in the section titled “Outlook for 2022”. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Quanergy’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the overall level of consumer demand for Quanergy’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Quanergy’s customers; Quanergy’s ability to implement its business strategy; changes in governmental regulation, Quanergy’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Quanergy’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Quanergy’s suppliers and the impact of supply chain constraints, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on Quanergy and its suppliers and customers; Quanergy’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Quanergy’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; Quanergy’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and other risks and uncertainties indicated in Quanergy’s filings with the U.S. Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of Quanergy’s quarterly report on Form 10-Q for the quarter ended June 30, 2022 and in Quanergy’s quarterly report on Form 10-Q for the quarter ended September 30, 2022, being filed with the SEC later today. In addition, forward-looking statements reflect Quanergy’s expectations, plans or forecasts of future events and views only as of the date of this press release. Quanergy anticipates that subsequent events and developments will cause its assessments to change. However, while Quanergy may elect to update these forward-looking statements at some point in the future, Quanergy specifically disclaims any obligation to do so, except as required by law.

Quanergy Systems Investor Contact:
quanergyIR@icrinc.com

Media Contact:
Shannon Van Every
media@quanergy.com

Quanergy is a registered trademark of Quanergy Systems. All other trademarks and trade names contained herein may be those of their respective owners.

© 2022, Quanergy Systems, Inc. All rights reserved.

- Financial tables follow -

Quanergy Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$7,064	$26,106
Restricted cash	70	70
Accounts receivable, net of allowance for doubtful accounts of $224 at September 30, 2022 and December 31, 2021	2,700	645
Inventory	5,593	3,242
Prepaid expenses and other current assets (includes related party assets of $8,801 at September 30, 2022)	10,709	1,138
Total current assets	26,136	31,201
Property and equipment, net	1,664	1,908
Other long-term assets (includes related party assets of $8,557 at September 30, 2022)	12,575	3,539
Total assets	$40,375	$36,648
Liabilities and stockholders’ equity / (deficit)
Current liabilities
Accounts payable	$5,556	$2,375
Accrued expenses	4,153	2,435
Accrued settlement liability	2,750	2,500
Other current liabilities	5,793	737
Short-term debt	—	34,311
Related party payable	1,070	—
Total current liabilities	19,322	42,358
Long-term debt	—	16,153
Long-term debt - related party	—	16,670
Derivative liability	241	26,017
Other long-term liabilities	9,335	803
Total liabilities	28,898	102,001
Commitments and contingencies
Stockholders’ equity / (deficit):
Common stock, $0.0001 par value. 300,000,000 and 4,003,595 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 7,077,402 and 2,850,876 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	1	—
Additional paid-in capital	467,185	242,305
Accumulated other comprehensive loss	(104)	(61)
Accumulated deficit	(455,605)	(307,597)
Total stockholders’ equity / (deficit)	11,477	(65,353)
Total liabilities and stockholders’ equity / (deficit)	$40,375	$36,648

Quanergy Systems, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$2,324	$1,137	$4,880	$2,425
Cost of goods sold	2,491	988	6,797	2,245
Gross profit (loss)	(167)	149	(1,917)	180
Operating expenses:
Research and development	6,504	3,953	25,769	12,050
Sales and marketing	3,738	1,913	15,026	5,881
General and administrative	6,839	3,950	54,850	13,142
Operating expenses	17,081	9,816	95,645	31,073
Loss from operations	(17,248)	(9,667)	(97,562)	(30,893)
Other income (expense):
Interest income (expense), net	34	(5,911)	(40,020)	(14,872)
Other expense, net	(438)	(3,416)	(10,420)	(8,400)
Loss before income taxes	(17,652)	(18,994)	(148,002)	(54,165)
Income tax provision	—	(5)	(6)	(15)
Net loss	$(17,652)	$(18,999)	$(148,008)	$(54,180)
Net loss attributable per share to common stockholders, basic and diluted	$(2.59)	$(5.49)	$(25.55)	$(16.32)
Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	6,824,212	3,463,403	5,793,554	3,320,498

Quanergy Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(148,008)	$(54,180)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	61,520	10,654
Non-cash interest expense	40,071	14,641
Change in fair value of derivative liabilities	771	10,916
Change in fair value of share-settled forward asset	9,649	—
Non-cash bonus expense	2,310	—
Depreciation and amortization	697	720
Non-cash lease expense	446	—
Paid-in-kind interest and accrued interest on repayment of 2022 Notes	(9,341)	—
Gain on extinguishment of debt	—	(2,515)
Other	—	(69)
Changes in operating assets and liabilities:
Accounts receivable	(2,055)	(80)
Inventory	(2,351)	958
Prepaid expenses and other current assets	(769)	123
Other long-term assets	(461)	(2,717)
Accounts payable	2,916	192
Accrued expenses	(22)	(290)
Accrued settlement liability	250	—
Other current liabilities	(661)	(41)
Other long-term liabilities	87	(360)
Net cash used in operating activities	(44,951)	(22,048)
Cash flows from investing activities
Purchases of property and equipment	(454)	(18)
Net cash used in investing activities	(454)	(18)
Cash flows from financing activities
Related party proceeds from PIPE financing	36,950	—
Proceeds from Business Combination and PIPE financing	13,414	—
Proceeds from draw down on GEM Agreement	9,900	—
Payments of offering costs	(8,188)	—
Repayment of 2022 Notes	(25,813)	—
Proceeds from exercise of stock options	73	74
Proceeds from exercise of common stock warrants	70	—
Proceeds from issuance of convertible notes	—	37,130
Proceeds from issuance of convertible notes to related parties	—	11,475
Net cash provided by financing activities	26,406	48,679
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(43)	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,042)	26,601
Cash, cash equivalents and restricted cash at beginning of period	26,176	7,668
Cash, cash equivalents and restricted cash at end of period	$7,134	$34,269
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$9,326	$289
Supplemental schedule of noncash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock	$152,978	$—
Conversion of 2023 Notes into equity	$101,978	$—
Issuance of common stock warrants	$17,602	$21,970
Assumption of net liabilities from Business Combination	$15,956	$—
Issuance of share-settled forward asset	$10,027	$—
Offering costs paid in common stock	$9,531	$—
GEM commitment fee	$2,500	$—
Fair value of debt derivative liabilities related to issuance of convertible notes	$—	$17,540

Quanergy Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP Adjusted Gross Profit
Gross profit (loss)	$(167)	$149	$(1,917)	$180
Stock-based compensation expense	179	16	1,016	57
Non-GAAP adjusted gross profit	$12	$165	$(901)	$237

Adjusted EBITDA
Net loss	$(17,652)	$(18,999)	$(148,008)	$(54,180)
Stock-based compensation expense	4,708	3,348	61,520	10,654
Depreciation and amortization	225	230	697	720
Interest expense	25	5,912	40,096	14,876
Interest income	(59)	(1)	(76)	(4)
Change in fair value of derivatives	438	3,417	10,420	10,916
Gain on forgiveness of PPP loan	—	—	—	(2,515)
Income tax provision (benefit)	—	5	6	15
Adjusted EBITDA	$(12,315)	$(6,088)	$(35,345)	$(19,518)
	`
Free Cash Flow
Net cash used in operating activities	$(11,622)	$(7,582)	$(44,951)	$(22,048)
Less: Purchase of property and equipment	(23)	(13)	(454)	(18)
Free Cash Flow	$(11,645)	$(7,595)	$(45,405)	$(22,066)